Exhibit 10.1

STORAGE AND THROUGHPUT AGREEMENT

by and between

Arc Terminals Holdings LLC

(as successor by assignment to Arc Terminals LP)

and

G.P. & W., Inc. d/b/a Center Oil Company and d/b/a Center Marketing Company

AMENDMENT TO EXTEND SECOND RENEWAL TERM

December 30, 2015

For and in consideration of the mutual benefits accruing and expected to accrue hereunder, the undersigned, being all the parties to the Storage and Throughput Agreement by and between Arc Terminals Holdings LLC (as successor by assignment to Arc Terminals LP) (“Arc”) and G.P. & W., Inc. d/b/a/ Center Oil Company and d/b/a Center Marketing Company (“Center” and together with Arc, the “Parties”) dated July 1, 2007 as the same has been amended, modified or supplemented to date (the “Throughput Agreement”), do hereby amend and modify the Throughput Agreement on the terms and conditions set forth below.

All capitalized terms, unless otherwise defined herein, shall have the meanings assigned within the Throughput Agreement.

A.	Term.

1.	The Parties hereby agree that the Second Renewal Term as defined in the Second Renewal Amendment dated October 4, 2013 is hereby extended to June 30, 2020.

2.	The Parties hereby agree that the Second Renewal Term shall be extended to June 30, 2023 unless either Party has given notice of termination to the other Party in writing by December 31, 2018.

B.	Products, Services and Fees.

1.	The Parties hereby agree that the Aggregate Daily Minimum Throughput Volume Commitment during the Second Renewal Term shall be 29,000 Barrels per day.

2.	The Parties hereby agree that the Minimum Daily Throughput Commitment Per Terminal shall equal, in the aggregate, 23,000 Barrels per day during the Second Renewal Term for all of the Acquired Terminals.

3.	The Parties hereby acknowledge and agree that, for the avoidance of doubt and notwithstanding any other provision to the contrary contained in the Throughput Agreement, the Throughput Volume Fee reduction described in the Second Renewal Amendment dated October 4, 2013 shall no longer be in effect.

4.	The Parties hereby acknowledge and agree that, for the avoidance of doubt and notwithstanding any other provision to the contrary contained in the Throughput Agreement, services shall no longer be provided at the Chillicothe Terminal.

C.	Notices.

1.	Section 28 is hereby amended as follows:

if to Arc:

Arc Terminals Holdings LLC

c/o Arc Logistics Partners LP

725 Fifth Avenue, 19th Floor

New York, NY 10022

Attn: John Blanchard

Telephone: (212) 993-1285

Facsimile: (212) 888-2854

D.	Exhibit B.

1.	The Parties hereby agree that Chillicothe’s Minimum Daily Throughput Commitment Per Terminal during the Second Renewal Term shall be reduced from 4,000 barrels to zero barrels.

All other terms and conditions of the Throughput Agreement as well as all amendments and ancillary agreements that the Parties have agreed upon will be extended through the Second Renewal Term and remain the same (unless otherwise mutually agreed upon in writing).

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment to Extend Second Renewal Term as of the date first written above.

Arc Terminals Holdings LLC		G.P.&W., INC., a Missouri corporation doing business as Center Oil Company and Center Marketing Company

By:	/s/ John Blanchard	By:	/s/ Gerald L. Jost, Jr.

Name:	John Blanchard	Name:	Gerald L. Jost, Jr.
Title:	President	Title:	Treasurer and Director of Distribution